     As filed with the Securities and Exchange Commission on August 11, 1997
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               -----------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               -----------------
                  Donnelley Enterprise Solutions Incorporated
            (Exact name of registrant as specified in its charter)

            Delaware                                    13-3160717
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

    161 North Clark Street, Suite 2400                    60601
    Chicago, Illinois                                  (Zip Code)
(Address of principal executive offices)

                             Amended and Restated
                  Donnelley Enterprise Solutions Incorporated
                           1996 Stock Incentive Plan
                           (Full title of the plans)

                               Rhonda I. Kochlefl
                              Chairman, President
                          and Chief Executive Officer
                  Donnelley Enterprise Solutions Incorporated
                        161 N. Clark Street, Suite 2400
                            Chicago, Illinois 60601
                                 (312) 419-7600
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                               -----------------

                        CALCULATION OF REGISTRATION FEE


===========================================================================================
                                             Proposed        Proposed
     Title of              Amount            maximum          maximum        Amount of
 Securities to be           to be            offering        aggregate    registration fee
    registered           registered         price per        offering
                                              share            price
-------------------------------------------------------------------------------------------

Common Stock,             100,000           $13.0625(2)   $1,306,250.00(2)    $396.00
$.01 par value            shares(1)

===========================================================================================

(1) This registration statement also covers an additional and indeterminate number of shares as may become issuable because of the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock reported in the Nasdaq National Market Issues on August 7, 1997.

================================================================================

          This Registration Statement is being filed with respect to the registration of additional shares of common stock, par value $.01 per share ("Common Stock"), of Donnelley Enterprise Solutions Incorporated (the "Company"). The contents of the earlier effective registration statement (File No. 333-15549) are incorporated in this Registration Statement by reference.

                                    PART II
                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997; and

          (c) The description of the Common Stock, par value $.01 per share, of the Company which is contained in the Company's Registration Statement on Form 8-A, filed on October 10, 1996.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 8.  Exhibits.

Exhibit
  No.                                  Description
-------                                -----------

4(a)           First Amended and Restated Certificate of Incorporation of the
               Company (incorporated by reference to Registration Statement on
               Form S-1 (File No. 333-10127), Exhibit 3.1).
4(b)           By-laws of the Company (incorporated by reference to Registration
               Statement on Form S-1 (File No. 333-10127), Exhibit 3.2).
5              Opinion of Sidley & Austin.
23(a)          Consents of Arthur Andersen LLP.
23(b)          Consent of Sidley & Austin (contained in Exhibit 5 hereto).
24             Powers of Attorney (included in the signature page of this
               Registration Statement).

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 5th day of August, 1997.


                                  DONNELLEY ENTERPRISE SOLUTIONS
                                   INCORPORATED


                                  By: /s/ Rhonda I. Kochlefl
                                      ________________________
                                      Rhonda I. Kochlefl
                                       Chairman, President and
                                         Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Rhonda I. Kochlefl and Luke F. Botica, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                                        Title(s)                             Date
    ----------                                       --------                             ----
/s/ Rhonda I. Kochlefl          Chairman, President and Chief Executive Officer           August 5, 1997
----------------------            (principal executive officer)
    Rhonda I. Kochlefl

/s/ Luke F. Botica              Senior Vice President and Chief Financial Officer         August 5, 1997
----------------------            (principal financial officer)
    Luke F. Botica

/s/ Leo S. Spiegel              Senior Vice President and Chief                           August 5, 1997
----------------------            Technology Officer and Director
    Leo S. Spiegel

/s/ Thomas A. Munro             Corporate Controller                                      August 5, 1997
----------------------            (principal accounting officer)
    Thomas A. Munro

/s/ Daniel I. Malina            Director                                                  August 5, 1997
----------------------
    Daniel I. Malina

/s/ Charles F. Moran            Director                                                  August 5, 1997
----------------------
    Charles F. Moran

/s/ W. Ed Tyler                 Director                                                  August 5, 1997
----------------------
    W. Ed Tyler

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                  Description of Exhibit
-------                 ----------------------

4(a) First Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Registration Statement on Form S-1 (File No. 333-10127), Exhibit 3.1).

4(b) By-laws of the Company (incorporated by reference to Registration Statement on Form S-1 (File No. 333-10127), Exhibit 3.2).

5*             Opinion of Sidley & Austin.

23(a)*         Consents of Arthur Andersen LLP.

23(b)*         Consent of Sidley & Austin (contained in Exhibit 5 hereto).

24* Powers of Attorney (included in the signature page of this Registration Statement).

_________________
*Filed herewith